                                                                                                                                                                  Exhibit 23.1

                                                           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
January 18, 2002 relating to the financial statements, which appears in Potomac Electric Power Company's Annual
Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 18, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
January 18, 2002 relating to the financial statements of Pepco Holdings, Inc. (PHI), which appears in PHI's Annual
Report on Form 10-K for the year ended December 31, 2001.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated
December 10, 2001 relating to the financial statements, which appear in the Annual Report of the Potomac Electric
Power Company Savings Plan for Exempt Employees on Form 11-K, the Annual Report of Potomac Electric Power
Company Savings Plan for Bargaining Unit Employees on Form 11-K, and the Annual Report of Potomac Electric
Power Company Savings Plan for Non-Exempt, Non-Bargaining Unit Employees on Form 11-K, all for the year ended June 30, 2001.

PricewaterhouseCoopers LLP
Washington, DC
July 18, 2002